Exhibit 99.1

SUBSCRIPTION AGREEMENT

Willowtree Advisor, Inc.
1411 Hedgelawn Way
Raleigh, NC 27615

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of WILLOWTREE ADVISOR, INC. (the "Company") at a price of $0.05 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Ms. Cynthia Allison solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Ms. Allison.

MAKE CHECK PAYABLE TO: WILLOWTREE ADVISOR, INC.

Executed this _____ day of ___________________, 2004.

___________________________________	_________________________________________
Signature of Purchaser
___________________________________

___________________________________
Address of Purchaser

___________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.05	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

WILLOWTREE ADVISOR, INC.

By:	__________________________

Title:	__________________________